SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 25, 2004 (Date of earliest event reported)

FIRST HORIZON ASSET SECURITIES INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-110100	75-2808384
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

4000 Horizon Way		75063
Irving, Texas		(Zip Code)
(Address of Principal
executive offices)

Registrant’s Telephone Number, Including Area Code: (214) 441-4000

Item 8.01.          Other Events

     Reference is hereby made to the Registrant’s Registration Statement on Form S-3 (File No. 333-110100) filed with the Securities and Exchange Commission (the “Commission”) on October 30, 2003 (the “Registration Statement”), pursuant to which the Registrant registered $6,000,000,000 aggregate principal amount of its mortgage pass-through certificates, issuable in various series, for sale in accordance with the provisions of the Securities Act of 1933, as amended. Reference is also hereby made to the Prospectus, dated October 30, 2003 and the related Prospectus Supplement, dated August 25, 2004 with respect to the Registrant’s Mortgage Pass-Through Certificates, Series 2004-FA1 (the “Certificates”) to be filed with the Commission pursuant to Rule 424(b)(5) prior to the issuance and sale of the Certificates, which is expected to occur on or prior to August 30, 2004 (collectively, the “Prospectus”).

     The Registrant is filing this Current Report on Form 8-K to provide prospective investors with certain materials which constitute “Computational Materials” within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the “Kidder Letters”), the filing of which materials is a condition of the relief granted in such letters (such materials being the “Computational Materials”). The Computational Materials set forth in Exhibit 99.1 were prepared solely by UBS Securities LLC (“UBS”) in connection with the offering of the Class I-A-1, Class II-A-1, Class III-A-1, Class I-A-PO, Class II-A-PO, Class III-A-PO, Class I-A-R, Class B-1, Class B-2 and Class B-3 Certificates, and the Registrant did not prepare or participate in the preparation of any such Computational Materials.

     The assumptions used in preparing the Computational Materials were based upon a preliminary compilation of the underlying collateral and the estimated principal amount and other features of the Certificates. The actual features of the Certificates and a detailed description of the final constituency of the underlying collateral are set forth in the Prospectus.

     Due to the preliminary nature of the collateral and security information used in preparing the Computational Materials, no assurance can be given as to either the Computational Materials’ or the underlying assumptions’ accuracy, appropriateness or completeness in any particular context; nor can assurance be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

     Any yields or weighted average lives shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the collateral will occur at rates slower or faster than the rates shown in the attached Computational Materials.

     Furthermore, unless otherwise provided, the Computational Materials assume no losses on the collateral and no interest shortfall. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the actual collateral and the hypothetical collateral used in preparing the Computational Materials. As noted above, the principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

     Please be advised that mortgage-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, mortgage prepayments, yield curve and interest rate risks. Investors should make every effort to consider the risks of these securities.

     Any statement or information contained in the Computational Materials shall be deemed to be modified or superseded for purposes of the Prospectus and the Registration Statement by statements or information contained in the Prospectus.

Item 9.01.           Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit No.	Description

	99.1	Computational Materials prepared by UBS Securities LLC

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant as of the date first written above has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON ASSET SECURITIES INC.

	By:	/s/ Wade Walker

Wade Walker
Senior Vice President - Asset Securitization

August 25, 2004